                                                                    EXHIBIT 4(a)

% NONCUMULATIVE PERPETUAL MONTHLY INCOME
    PREFERRED STOCK, SERIES C
    PAR VALUE $1.00 PER SHARE

                                           SHARES

                                 FIRST BANCORP.
         INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PUERTO RICO

                                                                           CUSIP
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

THIS IS TO CERTIFY that


is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF    % NONCUMULATIVE PERPETUAL MONTHLY
INCOME PREFERRED STOCK, SERIES C, OF THE PAR VALUE OF $1 EACH OF FIRST BANCORP., transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Antonio Escriba-Oliver                                     /s/ Angel Alvarez
        Secretary               [First BanCorp. Seal]              President

COUNTERSIGNED AND REGISTERED:

        Bank of New York
        TRANSFER AGENT
        AND REGISTRAR



BY:
      AUTHORIZED SIGNATURE

                                 FIRST BANCORP.

         The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series which the Corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any request should be made to the Secretary of the Corporation.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written our in full according to applicable laws or regulations:

TEN COM             -         as tenants in common                             UNIF GIFT MIN ACT -_________CUSTODIAN_______________
TEN ENT             -         as tenant by the entireties                                          (Cust)              (Minor)
JT TEN              -         as joint tenants with rights of survivorship                       Under Uniform Gifts to Minors
                              and not as tenants in common                                         Act ____________________________

         Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------


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              Please print or typewrite name and address, including
                          postal zip code of assignee.

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__________ Shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer said stock on the books of the within-named Corporation with full power of substitution in the premises.



Dated,
      ----------------------



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